Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cott Corporation’s Annual Report on Form 10-K for the year ended December 29, 2012.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
May 21, 2013